UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2022

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Old Milton Pkwy., Box 1353

Alpharetta, GA 30009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 997-8732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	STRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 24, 2022, Streamline Health Solutions, Inc. (the “Company”) entered into purchase agreements (collectively, the “Purchase Agreements”) with purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell in a registered direct offering an aggregate of 6,299,989 shares of common stock, par value $0.01 per share (the “Common Stock”), at a purchase price of $1.32 per share (the “Offering”). The gross proceeds to the Company from the Offering are expected to be approximately $8.3 million after deducting estimated offering expenses payable by the Company. The Company intends to use the proceeds of the Offering for general corporate purposes. The Offering closed on October 26, 2022.

The shares of Common Stock were offered pursuant to a prospectus supplement dated October 24, 2022, and a prospectus dated September 13, 2022, which is part of a registration statement on Form S-3 (Registration No. 333-267187) that was declared effective by the Securities and Exchange Commission (the “SEC”) on September 13, 2022. A copy of the legal opinion of Troutman Pepper Hamilton Sanders LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

The shares of common stock were offered directly to the Purchasers without a placement agent, underwriter, broker or dealer. Certain directors and officers of the Company and affiliated entities contributed approximately $2.5 million to the Offering.

The Purchase Agreements contain customary representations, warranties, and agreements by the Company, and customary indemnification and other obligations of the Company and the Purchasers. The foregoing summary of the Purchase Agreements is qualified in its entirety by the full text of the Purchase Agreements, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of the Purchase Agreements as of specific dates, were solely for the benefit of the parties to the Purchase Agreements and may be subject to limitations agreed upon by the contracting parties.

On October 25, 2022, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On October 26, 2022, the Board of Directors (the “Board”) of the Company approved a plan to strategically align the Company’s operations and to simplify the Company’s business in order to drive sustainable growth and improved profitability and cash flow. The plan prioritizes near term revenue generators and implements cost reduction measures intended to improve the Company’s operations and client services.

As part of this strategic alignment, the Company reported temporary base salary reductions of 0% to 30% for the executive team from November 2022 through October 2023, with a reduction of 30% for Wyche T. “Tee” Green, III, and Jawad Shaikh, and 10% for each of Thomas J. Gibson, Wendy Lucio and Amy Sebero. The Company will enter into amendments with Mr. Green, Mr. Gibson and Ms. Lucio to reflect these changes in their existing employment agreements. The alignment plan also includes a reduction in workforce resulting in the termination of approximately 10 employees, or approximately 7% of the Company’s employee workforce effective as of October 27, 2022. The Company also eliminated four independent contractors from its cost structure. As a result of the alignment plan, the Company anticipates that it will incur approximately $300,000 in one-time severance and other employee termination-related costs. The Company is not currently aware of any other significant charges it will incur as a result of the alignment plan. The Company expects that these charges will be recorded in its fiscal third quarter of its fiscal year 2022.

In connection with the strategic alignment, the Compensation Committee of the Board, approved new grants of restricted stock awards (RSAs) for its executive officers in the aggregate of 400,000 shares. Included in these grants are grants to Wyche T. “Tee” Green, III of 50,000 RSAs, Ben Stilwill of 100,000 RSAs, Wendy Lucio of 50,000 RSAs, and Thomas J Gibson of 50,000 RSAs.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the strategic alignment, the Board appointed Ben Stilwill as President of the Company, effective October 26, 2022. Mr. Stilwill, 33, joined the Company in 2013 and previously held roles in Finance, Corporate Development, IT Infrastructure and Sales. Mr. Stilwill served as Senior Vice President, Customer Success from March 2020 until February 2022, when he was named President & CEO of eValuator Solutions. Mr. Stilwill received his bachelor’s degree from DePauw University and his Executive MBA from Villanova University. The parties intend to enter into an amendment to Mr. Stilwill’s employment agreement (the “Employment Agreement”) to reflect these changes.

The term of Mr. Stilwill’s existing Employment Agreement is one (1) year, commencing February 15, 2022, and renews automatically for subsequent twelve (12)-month periods, unless Mr. Stilwill or the Company provides written notice at least sixty (60) calendar days prior to the end of the applicable year to the other of his or its intention to not renew the employment. Mr. Stilwill receives an annual base salary of $280,000 and is eligible for an annual incentive bonus (at target equal to fifty percent (50%) of his annual base salary), based on individual and Company performance. Mr. Stilwill is also eligible to receive the standard employee benefits made available by the Company to its employees generally. Mr. Stilwill was also granted a restricted stock award of 100,000 shares following the execution of the Employment Agreement. The shares of restricted stock vest in three (3) equal annual installments, subject to the continued employment of Mr. Stilwill on each vesting date. The Employment Agreement contains customary confidentiality provisions and non-competition covenants. If the Employment Agreement is terminated by the Company for reasons other than death, Continued Disability, or Good Cause, or if Mr. Stilwill terminates employment for Good Reason, Mr. Stilwill will generally be entitled to receive: (1) accrued but unpaid salary through the termination date through his termination date; (2) reimbursement of expenses incurred prior to his termination date; and (3) any vested benefits earned by Mr. Stilwill prior to his termination date.

The information contained in Item 2.05 of this Current Report on Form 8-K regarding the Company’s strategic alignment is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In connection with the Offering, the Company disclosed to the Purchasers anticipated “SaaS Bookings ACV” of $17.0 million at the end of fiscal year 2022 and $30.0 million at the end of fiscal year 2023. The Company expects to generate positive cash from operations (defined as adjusted EBITDA less capitalized software development) in the third quarter of fiscal 2023. Lastly, the Company expects it can generate 30% EBITDA margins from its revenue mix, with increased SaaS recognized revenue, within the next 12 to 24 months.

On October 27, 2022, the Company issued a press release announcing the strategic alignment, Mr. Stilwill’s appointment, and the closing of the Offering. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This Current Report on Form 8-K may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, the anticipated closing of the Offering and the Company’s expected uses of the proceeds from the Offering, the estimated charges and savings associated with the Company’s realignment plan. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Streamline’s operations, markets, products and services. The Company identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Streamline’s most recent Annual Report on Form 10-K, as may be supplemented or amended by the Company’s subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly release the results of any revision to such forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP
10.1	Form of Common Stock Purchase Agreement dated as of October 24, 2022, by and among Streamline Health Solutions, Inc. and the purchasers thereto.
99.1	Press release, dated October 25, 2022, regarding the Offering
99.2	Press release, dated October 27, 2022, regarding strategic alignment and the closing of the Offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMLINE HEALTH SOLUTIONS, INC.

Date: October 27, 2022	By:	/s/ Thomas J. Gibson
Thomas J. Gibson
Chief Financial Officer